UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

MANPOWERGROUP INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers

On February 5, 2025, Patricia Hemingway Hall informed ManpowerGroup (the “Company”) that she intends to retire as a member of the Board of Directors of the Company and not stand for re-election when her current term expires at the annual meeting of shareholders in 2025.  Ms. Hemingway Hall, who is the former Chief Executive Officer of Health Care Services Corporation, has served as a director of the Company since 2011.

Ms. Hemingway Hall stated her decision to retire is consistent with her intention to rotate off the Board of Directors upon reaching the retirement age in effect at the time she joined the Board.  Ms. Hemingway Hall stated the decision is not due to any disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

With Ms. Hemingway Hall’s forthcoming retirement, the Board of Directors will be comprised of 10 directors. The Company does not intend to fill the vacancy created by the retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Dated: February 7, 2025	By:	/s/ Michelle S. Nettles
	Name:	Michelle S. Nettles
	Title:	Executive Vice President, Chief People and Legal Officer